                                                                   EXHIBIT 10.24


                                 OFFICE LEASE




                                    Between


        DOUGLAS EMMETT JOINT VENTURE, a California general partnership as Landlord


                                      and


         THE FOUNTAIN VIEW MANAGEMENT GROUP, a California corporation as Tenant



                                     Dated
                               February 1, 1995

                                  OFFICE LEASE
                             BASIC LEASE INFORMATION


                     Date:                   February 1, 1995

                     Landlord:               DOUGLAS EMMETT JOINT VENTURE, a
                                             California general partnership

                     Tenant: THE FOUNTAIN VIEW MANAGEMENT GROUP, a California corporation

--------------------------------------------------------------------------------

Section
-------



  1.1     Premises:                          11900 Olympic Boulevard, Suite 680
                                             Los Angeles, CA 90064

  1.2     Rentable Area of Premises:         5,877 approximate square feet
  1.2     Usable Area of Premises:           5,110 approximate square feet
                                             (See Section 1.2 of the Lease.)

  1.3     Term:                              Five 5 years
          Commencement:                      April 1, 1995
          Expiration:                        March 31, 2000

  2.1     Annual Fixed Rent:                 $112,838.40
  2.1     Monthly Fixed Rent:                $ 9,403.20 (See Section 2.1 of the
                                             Lease.)

  2.2     Cost of Living Index:              N/A
          C.P.I. Base Index:                 N/A
  2.2     Date of First Increase:            N/A
  2.2     Frequency of Increase:             N/A

  3.1     Tenant's Share:                    5.28%
  3.2     Base Year for Operating Expenses:  1995

  6.1     Use of Premises:                   General Office Use

 16.1     Tenant's Address for Notices:      11900 Olympic Boulevard, Suite 680
                                             Los Angeles, CA 90064
          Contact:
          Telephone No.:

 16.1     Landlord's Address for Notices:    DOUGLAS EMMETT JOINT VENTURE
                                             c/o DOUGLAS, EMMETT & COMPANY
                                             12121 Wilshire Boulevard, Suite 910
                                             Los Angeles, CA 90025

 22.6     Security Deposit:                  $ 9,403.20


The foregoing Basic Lease Information is hereby incorporated into and made a part of the Lease. The Sections of the Lease identified above in the margin are those Sections where references to particular Basic Lease Information initially appear. Each such reference shall incorporate the applicable Basic Lease Information. In the event of any conflict between any Basic Lease Information and the Lease, the latter shall control.

                                  OFFICE LEASE
                                TABLE OF CONTENTS

    Article                                                               Page
     1      Demise of Premises and Term ....................................1
     2      Rent ...........................................................2
     3      Additional Rent ................................................3
     4      Ethics .........................................................5
     5      Landlord's Rights ..............................................5
     6      Use of Premises ................................................5
     7      Tenant's Property ..............................................6
     8      Utilities ......................................................6
     9      Various Covenants ..............................................7
    10      Compliance with Laws ..........................................10
    11      Assignment and Subletting .....................................10
    12      Damage by Fire, Etc. ..........................................12
    13      Condemnation ..................................................14
    14      Accidents to Sanitary and Other Systems .......................15
    15      Mortgage Subordination; Attornment ............................15
    16      Notices .......................................................16
    17      Right to Perform Tenant's Covenants, Etc. .....................16
    18      Estoppel Certificates .........................................17
    19      Events of Default .............................................17
    20      Damages; Remedies; Re-Entry by Landlord; Etc. .................19
    21      Insurance .....................................................21
    22      Miscellaneous .................................................22
    23      Quiet Enjoyment ...............................................25
    24      No Light, Air or View Easement ................................25
    25      Intentionally Omitted .........................................25
    26      Parking .......................................................25
    27      Option to Extend Term .........................................26
    Signatures ............................................................27

                                    EXHIBITS
                             Exhibit A - Suite Plan
                             Exhibit B - Construction Agreement
                             Exhibit C - Rules and Regulations

                                  OFFICE LEASE


     LEASE, dated February 1, 1995, between DOUGLAS EMMETT JOINT VENTURE, a California general partnership having an office at 12121 Wilshire Boulevard, Suite 910, Los Angeles, CA 90025 ("Landlord"), and THE FOUNTAIN VIEW MANAGEMENT GROUP, a California corporation having an office at 11900 Olympic Boulevard, Suite 680, Los Angeles, CA 90064 ("Tenant").


                                   ARTICLE 1
                          Demise of Premises and Term

Section 1.1. Demise. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, subject to the covenants and agreements contained in this Lease, Suite Number 680 (the "Premises") on the 6th floor, in the building (the "Building") located at 11900 Olympic Boulevard, Los Angeles, CA 90064, which Premises are shown outlined on Exhibit A attached hereto and are improved or are to be improved by Landlord with the leasehold improvements described in the Construction Agreement, a copy of which is attached hereto, marked Exhibit B, and incorporated herein by reference.

Section 1.2. Area. In that the Premises are to be reconstructed the parties agree that a recalculation of the Rentable Area of the Premises shall be made by Landlord's architect (or Stevenson Systems, Inc., or other qualified professional firm selected by Landlord) in accordance with the standards set forth by the Building Owners and Managers Association when the exact location of demising walls is established. Such determination as approved by Landlord and advised to Tenant shall be determinative unless patently unreasonable. Once the Rentable Area of the Premises is so established and advised to Tenant it shall become a part of this Lease. Landlord and Tenant acknowledge and agree that the Rentable Area or Usable Area of the Premises and total Building Area may actually be more or less than the figures stated herein; Landlord and Tenant agree, however, that even though such figures may be inaccurate, that for all purposes of the Lease, the figures stated herein shall be conclusively deemed to be the Rentable Area, or Usable Area of the Premises and total Building Area, as the case may be. Rentable Area herein is calculated as 1.15 times estimated Usable Area, regardless of what actual common areas of the Building may be, or whether they may be more or less than 15% of the total estimated Usable Area of the Building. The basis of this calculation of 1.15 times estimated Usable Area is to provide a general basis for comparison and pricing of this space in relation to other spaces in the market area.

Section 1.3. Term. The term of this Lease shall commence when Landlord has substantially completed construction of the mutually agreed upon tenant improvements pursuant to the provisions of Exhibit B, or on April 1, 1995 (the "Term Commencement Date"), whichever occurs last, and shall end, unless sooner terminated as herein provided, on March 31, 2000 provided, however, that the termination date of the Lease shall be extended to reflect the full term. The parties shall immediately execute an amendment to the Lease stating the date of commencement of the term when it is ascertained. If for any reason (including Landlord's inability to complete the tenant improvements, if any, which it specifically agrees to make pursuant to Exhibit B) Landlord is unable to deliver possession of the Premises to Tenant on the Term Commencement Date, this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any damage resulting therefrom, but, in that event, the rent reserved and covenanted to be paid herein shall not commence until possession of the Premises is available for occupancy by Tenant, and no such failure to give possession on the date of commencement of the term shall in any way affect the obligations of Tenant hereunder.

Tenant's taking possession of the Premises on the commencement of the term shall constitute Tenant's acknowledgement that the Premises are in good condition. If possession of the Premises is not tendered by Landlord within one hundred twenty
(120) days after the original time set for the Term Commencement Date, then Landlord and Tenant shall each have the right to terminate this Lease by notice to the other as provided herein; if such possession is not tendered within three hundred sixty (360) days after the original time set for the Term Commencement Date, then this Lease, and the rights and obligations of Landlord and Tenant hereunder, shall terminate automatically and without the necessity for further documentation. If Tenant, with Landlord's consent, takes possession prior to the Term Commencement Date, then Tenant shall do so subject to all of the covenants and conditions hereof.


                                   ARTICLE 2

                                      Rent

Section 2.1. Fixed Rent; Additional Rent. The rent shall consist of (a) fixed rent at the rate of $112,838.40 per annum, commencing as of the Term Commencement Date, payable in equal monthly installments of $9,403.20 in advance on the first day of each and every calendar month until the end of the term (apportioned for the first month if the Term Commencement Date shall be other than the first day of a calendar month and for the last month if this Lease expires on a day other than the last day of a calendar month), plus (b) additional rent as provided in Article 3 and elsewhere in this Lease. Rent shall be paid to Landlord at its office or at such other place(s) as Landlord shall designate to Tenant, in lawful money of the United States of America. Each reference in this Lease to "fixed rent" shall mean the annual amount thereof owing for the Premises as specified in this Section 2.1. On the date of the execution of this Lease, Tenant shall pay to Landlord the first month's fixed rent due hereunder and the Security Deposit referred to in Section 22.6 herein.

Should the Rentable Area of the Premises be increased or decreased pursuant to
Section 1.2 of the Lease then, effective at the commencement of the Lease term, the initial Monthly Fixed Rent and annual Fixed Rent shall be recalculated based on $1.60 per rentable square foot per month.

Section 2.2. Adjustment. Intentionally omitted.

Section 2.3. Certain Taxes. Tenant shall reimburse Landlord upon demand for any and all taxes, surcharges, levies, assessments, fees and charges payable by Landlord (other than a profits tax, or imposts of a personal nature, charged or levied against Landlord) whether or not now customary or within the contemplation of Landlord and Tenant: (a) upon, measured by or reasonably attributable to (i) the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises or (ii) the cost or value of any leasehold improvements in or to the Premises made at Tenant's expense irrespective of whether title to such improvements shall be in Tenant or Landlord, (b) upon or measured by any rent payable hereunder, including, without limitation, any gross income tax, gross receipts tax, or excise tax levied by the City or County of Los Angeles or any other governmental body with respect to the receipt of such rent (computed as if such rent were the only income of Landlord); (c) upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (d) upon this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises. In the event that it shall not be lawful for Tenant so to reimburse Landlord, the rent payable to Landlord under this Lease shall be revised to net the Landlord the same rent after imposition of any such tax as would have been payable to Landlord prior to the imposition of any such tax.

Section 2.4. Manner of Payment. Tenant shall pay fixed rent and additional rent as and when the same shall become due and payable, without demand therefor, and without any abatement, set off or deduction whatsoever except as may be expressly provided in this Lease. Failure of Landlord to submit statements to Tenant for such fixed rent or additional rent, including the failure of Landlord to provide to Tenant a calculation of the adjustment as provided in the Escalation Statement referred to in Article 3 herein, shall not be deemed to be a waiver of Tenant's requirements to pay such sums as herein provided; failure of Tenant to pay additional rent as provided herein shall constitute a default under the terms hereof in like manner as failure to pay fixed rent when due.

Section 2.5. Certain Adjustments. If the term of this Lease commences other than on January 1 or expires or terminates other than on December 31, or in the event of any change in the size of the Premises or of any abatement of fixed rent (or additional rent payable pursuant to Article 3) during a calendar year, any amount payable by Tenant or Landlord during such year shall be adjusted proportionately on a daily basis, and the obligation to pay such amount shall survive the expiration or earlier termination of this Lease.


                                   ARTICLE 3
                                Additional Rent

Section 3.1. Certain Definitions. As used in this Lease:

  (a) "Escalation Statement" means a statement by Landlord, setting forth the amount payable by Tenant or by Landlord, as the case may be, for a specified calendar year pursuant to this Article 3.

  (b) "Operating Expenses" means the following in a referenced calendar year calculated assuming the Building is at least ninety-five percent (95%) occupied: all costs of management, operation, maintenance, and repair of the Building and shall include the following costs by way of illustration but not limitation: water and sewer charges; any and all insurance premiums; license, permit and inspection fees; air conditioning (including repair of same); heat; light; power and other utilities; steam; labor; cleaning and janitorial services; guard services; supplies; materials; equipment and tools; and management fees, including an allowance to Landlord for Landlord's supervision and management. It shall also include the cost or portion thereof of any capital improvements made to the Building by Landlord during the term of this Lease, (i) that reduces other direct expenses, that were made to the Building by Landlord after the date of this Lease, or (ii) that are required under any governmental law or regulation that was not applicable to the Building at the time it was constructed, which costs or allocable portion thereof to be amortized over a reasonable period as Landlord shall determine together with interest on the unamortized balance at the rate of ten percent (10%) per annum or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of construction of such capital improvement. Operating Expenses shall include all general and special real estate taxes, special assessments and other ad valorem taxes, rates, levies and assessments paid upon or in respect of the Building and personal property used by Landlord in the operation thereof for a calendar year (or portion thereof) to any governmental or quasi-governmental authority, and all taxes specifically imposed in lieu of any such taxes (but excluding taxes referred to in Section 2.3 for which Tenant or other tenants in the Building are liable) including fees of counsel and experts, reasonably incurred by, or reimbursable by Landlord in connection with any application for a reduction in the assessed valuation of the Building and/or the land thereunder or for a judicial review thereof.

  (c) "Tenant's Share" means 5.28%. The "Tenant's Share" percentage set forth in this Subparagraph 3.1.(c) shall be adjusted appropriately if the Useable Area of the Premises is increased or decreased pursuant to Section 1.2 of the Lease, or pursuant to other written agreement of Landlord and Tenant, with the numerator being the newly calculated Useable Area of the Premises.

Section 3.2. Operating Expenses. If the Operating Expenses for any calendar year during this Lease term (including the year in which this Lease expires or is otherwise terminated), commencing with the calendar year 1996, have increased over the Operating Expenses for the calendar year 1995 (the "Base Year"), then within fifteen (15) days after Landlord furnishes Tenant with an Escalation Statement relating to such calendar year Tenant shall, in the case of an increase, pay to Landlord as additional rent for such calendar year an amount equal to the product obtained by multiplying such increase by Tenant's Share. Landlord may, at or after the start of any calendar year, subsequent to the calendar year 1995, notify Tenant of the amount which Landlord estimates will be Tenant's monthly share of any such increase in Operating Expenses for such calendar year over the Base Year and the amount thereof shall be added to the monthly fixed rent payments required to be made by Tenant in such year. If Tenant's Share of any such increase in rent payable hereunder as shown on the Escalation Statement is greater or less than the total amounts actually billed to and paid by Tenant during the year covered by such statement, then within thirty (30) days thereafter, Tenant shall pay in cash any sums owed Landlord or, if applicable, Tenant shall receive a credit against any rental next accruing for any sum owed Tenant.

Notwithstanding anything to the contrary in this Section 3.2 of the Lease, if, in any calendar year following the Base Year (a "Subsequent Year"), a new item of expense (e.g. earthquake insurance, concierge), is included in Operating Expenses which was not included in the Base Year Operating Expenses, then the cost of such new item shall be added to the Base Year Operating Expenses for purposes of determining the additional rent payable pursuant to this Section 3.2 for such Subsequent Year. The same amount shall continue to be included in Base Year Operating Expenses for each Subsequent Year thereafter such that the additional charges for such Subsequent Year shall include the increase in the cost of such new item over the first Subsequent Year in which it appeared as an Operating Expense provided, however, that if in any Subsequent Year thereafter such new item is not included in Operating Expenses, no such addition shall be made to Base Year Operating Expenses. Conversely, if, in any Subsequent Year, an item of expense as determined by Landlord in its sole discretion is no longer included in Operating Expenses that was included the Base Year Operating Expenses, then the cost of such item shall be deleted from the Base Year Operating Expenses for purposes of determining the additional rent payable pursuant to this Section 3.2 for such Subsequent Year. The same amount shall continue to be deleted from the Base Year Operating Expenses for each Subsequent Year thereafter that the item is not included provided, however, that if such item is again included in any Subsequent Year, then the item shall be added back to the Base Year Operating Expenses.

Section 3.3. Other Additional Rent. Certain individual items of cost or expense may in the determination of Landlord be separately charged and billed to Tenant by Landlord, either alone or in conjunction with another party or parties, if they are deemed by Landlord to apply solely to Tenant or solely to Tenant and such other party or parties, and shall be paid as Additional Rent, regardless of Tenant's Share. Such allocations by Landlord shall be binding on Tenant unless unreasonable.

                                   ARTICLE 4
                                     Ethics

Section 4.1. Ethics. Landlord and Tenant agree to conduct their business or practice in compliance with any appropriate and applicable codes of professional or business practice.


                                   ARTICLE 5
                               Landlord's Rights

Section 5.1. Landlord's Rights. Landlord reserves the following rights: (a) to designate all sources furnishing sign painting or lettering; (b) to constantly have pass keys to the Premises; (c) to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building; (d) to enter the Premises at any reasonable time with reasonable notice except in the event of an emergency for inspections, repairs, alterations or additions to the Premises or the Building or to exhibit the Premises to others, to affix and display "For Rent" signs, and for any purpose whatsoever related to the safety, protection, preservation or improvement of the Premises, the Building, or Landlord's interest, without being deemed guilty of an eviction or disturbance of Tenant's use and possession, and without being liable in any manner to Tenant on account thereof; (e) at any time, and from time to time, whether at the instance of Tenant or pursuant to governmental requirements, at Landlord's expense, to make repairs, alterations, additions, improvements or decorating, whether structural or otherwise, in or to the Building, or any part thereof, including the Premises. Without limiting the generality of the foregoing rights, Landlord shall specifically have the right to remove, alter, improve or rebuild the lobby of the Building as the same is presently or shall hereafter be constituted, or any part or parts thereof. Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from any work so done in or about the Premises or the Building or any adjacent or nearby building, land, street or alley, all claims against Landlord for any and all such liability being hereby expressly released by Tenant unless in the event of Landlord's negligence or willful misconduct. In connection with making repairs, alterations, decorating, additions or improvements under the terms of this Section, Landlord shall have the right to access through the Premises as well as the right to take into and upon and through said Premises or any other part of the Building all materials that may be required to make such repairs, alterations, decorating, additions or improvements, as well as the right in the course of such work to close entrances, doors, corridors, elevators, or other building facilities, or temporarily to abate the operation of such facilities, without being deemed or held guilty of an eviction of Tenant and without liability for damages to Tenant's property, business or person and without liability to Tenant by reason of interference with the business of Tenant or inconvenience or annoyance to Tenant or the customers of Tenant. The rent reserved herein shall in no wise abate while said repairs, alterations, decorating, additions or improvements are being made and Tenant shall not be entitled to maintain any set-off or counter-claim for damages of any kind against Landlord by reason thereof, all such claims being hereby expressly released by Tenant unless in the event of Landlord's negligence or willful misconduct. However, all such work shall be done in such manner as to cause Tenant the least inconvenience practicable.


                                   ARTICLE 6
                                Use of Premises

Section 6.1. Use. The Premises shall be used for purposes specified in the Basic Lease Information and no other.

Section 6.2. Exclusive Use. Tenant's use of the Premises shall not conflict with other exclusive use provisions in current leases (or with exclusive use provisions in future leases, which do not, when made, conflict with Tenant's actual and specifically permitted use of the Premises).


                                   ARTICLE 7
                               Tenant's Property

Section 7.1. Tenant's Property. All fixtures, equipment, improvements and installations attached to, or built into, the Premises at the commencement of or during the term of this Lease shall be and remain part of the Premises and be deemed the property of Landlord.

Section 7.2. Perimeter Walls; Etc. All the perimeter walls of the Premises, any balconies, terraces or roofs adjacent to the Premises (including any flagpoles or other installations on said walls, balconies, terraces or roofs) and any space in and/or adjacent to the Premises used for shafts, stairways, pipes, conduits, ducts, mail chutes, conveyors, pneumatic tubes, electric or other utilities, sinks, fan rooms or other Building facilities, and the use thereof, as well as access thereto through the Premises (at and for such times as shall not unreasonably interfere with the Tenant's business) for the purposes of such use and the operation, improvement, replacement, addition, repair, maintenance or decoration thereof or of the Building, are expressly reserved to Landlord.


                                   ARTICLE 8
                                   Utilities

Section 8.1. Utilities. Landlord agrees to furnish the Premises while Tenant is not in default under any of the provisions of this Lease, and subject to the regulations of the Building, with: heat and air conditioning during normal business hours, the usual janitorial services, lighting replacement (for building standard lights), normal water and electric current for lighting and ordinary business machines, such as typewriters and such other equipment and office machines that do not result in an over standard use of the existing electrical system. Except for copying machines which Tenant may install in the Premises at Tenant's expense, and for which Landlord will assume the cost of additional electric current to be used by such machines, Tenant will not without the written consent of Landlord use any apparatus or device in the Premises, including but without limitation thereto, electronic data processing machines, punch card machines, special lighting, and machines using current in excess of five (5) kilowatts per hour of rated capacity or requiring voltage other than 120 volts, single-phase, which use will in any way increase the amount of electricity, water, steam, or compressed air usually furnished or supplied for use of the Premises as office space; nor connect with electric current, except through existing electrical outlets in the Premises, or water pipes or air pipes (if any there be), any apparatus or device for the purpose of using electrical current or water or air.

If Tenant shall require water or electric current in excess of that usually furnished or supplied for use of the Premises as office space, wherein customary use shall be deemed to include one (1) private bathroom and one (1) kitchen sink within the Premises, Tenant shall first procure the consent of Landlord to use thereof, which Landlord may refuse and Landlord may cause a water meter or electric current meter to be installed in the Premises so as to measure the amount of water and electric current consumed for any such other use. The cost of any such meters and of installation, maintenance, and repair thereof shall be paid for by Tenant and Tenant agrees to pay to Landlord promptly upon demand therefor by Landlord for all such water and electric current consumed, as shown by said meters at the rates charged for such services by the local public utility furnishing the same, plus any additional expense incurred in keeping account of the water and electric current so consumed. Furthermore, should

Tenant require heat and air conditioning during times other than during normal business hours as defined, from time to time, in Exhibit "C" attached hereto, said usage is available to Tenant on an as-needed basis by activating a switch within the Premises and shall be at Tenant's sole cost and expense, which shall be an amount equal to the Landlord's cost plus twenty-five percent (25%).

Tenant shall also be responsible for and shall pay Landlord any additional costs incurred because of the failure of the heating, ventilation and air conditioning
(HVAC) equipment and systems to perform their function due to arrangement of partitioning in the Premises or changes or alterations thereto or from occupancy of the Premises exceeding one person for every one hundred and twenty-five (125) square feet of the demised Premises, or from failure of Tenant to keep all HVAC vents within the Premises free of obstruction.

Section 8.2. Landlord's Liability. Landlord shall in no manner be liable for any failure, inadequacy or defect in the character or supply of any utilities which it is obligated to or does furnish to the Premises except for actual damage suffered by Tenant by reason of any such failure, inadequacy or defect caused by the negligence of Landlord.


                                   ARTICLE 9
                              Various Covenants

Section 9.1. Various Covenants. Tenant shall:

  (a) take good care of the Premises, keep clean any portion of the Premises which Landlord is not obligated to clean, and pay the cost of any injury, damage or breakage done by Tenant or by its employees, licensees or invitees (other than any damage with respect to which Tenant is relieved from liability pursuant to Section 12.2). Tenant hereby waives all right to make repairs at Landlord's expense under the provisions of Section 1932(l), 1941 and 1942 of the Civil Code of California, and instead, all improvements, repairs and/or maintenance expenses incurred on the Premises shall be at the expense of Tenant and shall be considered as part of the consideration for rental;

  (b) not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them or use or allow the Premises to be used for any improper, immoral or objectionable purpose, nor shall Tenant cause, commit or maintain or permit any nuisance or waste, in, on, or about the Premises. Tenant shall not use the Premises in any manner that in Landlord's judgment would adversely affect or interfere with any services required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building, or with the proper and economical rendition of any such service;

  (c) observe and comply with the rules and regulations set forth in Exhibit C and such other and further reasonable rules and regulations which Landlord at any time may make and communicate to Tenant and which, in the reasonable judgment of Landlord, shall be necessary or desirable for the operation, maintenance, reputation or appearance of the Building; provided however, that in the case of any conflict between the provisions of this Lease and any such rule or regulation, the provisions of this Lease shall control;

  (d) make no claim against Landlord and Landlord shall not be liable or responsible in any way for, and Tenant hereby waives all claims against Landlord with respect to or arising out of: injury or damage to any person or property in or about the Premises by or from any cause whatsoever, and, without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, basement or other portion of the Premises or the

Building, or caused by gas, fire, oil, electricity or any cause whatsoever in, on, or about the Premises or the Building or the complex of which it is a part of any part thereof, provided such injury or damage is not caused by Landlord's or its agents negligence or willful misconduct;



     Tenant shall hold Landlord harmless from and defend Landlord against any and all claims or liability for any damage to any property or injury, illness or death of any person: (i) occurring in, on, or about the Premises or any part thereof, and (ii) occurring in, on, or about any facilities (including, without prejudice to the generality of the term "facilities", elevators, stairways, passageways or hallways) the use of which Tenant may have in conjunction with other tenants of the Building, when such injury or damage shall be caused in part or in whole by the act, neglect, fault of, or omission of any duty with respect to the same, by Tenant, its agents, servants, employees, or invitees;

  (e) make no alteration, change, addition, improvement, repair or replacement in, to, or about, the Premises (a "Tenant Change") without the prior consent of Landlord, and then only by Tenant or reputable contractors, and in a manner, upon the terms and at times approved by Landlord, which consent and approval shall not be unreasonably withheld. Any such alteration, addition, or improvement to the Premises, except movable furniture and trade fixtures, shall at once become a part of the realty and belong to Landlord. When applying for any such consent, Tenant shall furnish complete plans and specifications and a building permit covering the desired additions or alterations. Tenant shall pay to Landlord upon demand a fee of seven and one-half percent (7.5%) of the cost of any alteration, addition, or improvements to compensate Landlord for the cost of review and approval of the plans and specifications. In the event Landlord consents to the making of any such alteration, addition, or improvement by Tenant, the same shall be made by Tenant at Tenant's sole cost and expense and any contractor or person selected by Tenant to make the same must first be approved in writing by Landlord. Tenant shall also obtain at its expense such indemnification and/or bonds against, liens, costs, and damages and such completion, performance and/or payment bonds, as Landlord considers necessary with respect to such construction work. Tenant shall give Landlord at least fifteen (15) days prior written notice of commencement of any work of construction, alteration, maintenance, repair, replacement, installation, removal or decoration undertaken by or for the Tenant in connection with the Premises and such work shall be completed in accordance with the plans and specifications approved by Landlord, shall be carried out in a good workmanlike and prompt manner, shall comply with all applicable laws, regulations, orders or requirements of any competent authority, and shall be subject to supervision by Landlord or its employees, agents or contractors. If any alterations, additions or improvements made by Tenant result in Landlord being required to make any alterations to other portions of the Building in order to comply with any applicable statutes, ordinances or regulations (e.g., "handicap ordinances") then Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in making such alterations. Upon the expiration or sooner termination of the term as herein provided, Tenant shall upon demand by Landlord, at Tenant's sole cost and expense, forthwith and with all due diligence remove any alterations, additions, or improvements made by Tenant, designated by Landlord to be removed, and Tenant shall forthwith and with all due diligence at its sole cost and expense repair and restore the Premises to their original condition, reasonable wear and tear excepted;

  (f) make no contract or employ any labor in connection with the maintenance, cleaning or other servicing of the Premises (a "Tenant Service") without the prior consent of Landlord, which consent shall not be unreasonably withheld;

  (g) not permit the use of any contractors, workmen, labor, material or equipment in the performance of any Tenant Change or Tenant Service if the thereof, in Landlord's reasonable judgment, would disturb harmony with any trade engaged in performing other work, labor or services in or about the Building;

  (h) promptly and duly pay all costs and expenses incurred for or in connection with any Tenant Change or Tenant Service, and discharge within 10 days by payment, bonding or otherwise as provided by law any mechanic's or other lien created against the Building or the Land in connection with any Tenant Change or Tenant Service. Landlord reserves and shall have the right to enter upon the Premises for the purpose of posting and maintaining such notices on the Premises as may be necessary to protect Landlord against mechanic's, materialmen's or other liens and any other notices that may be proper and necessary;

  (i) not violate, or permit the violation of, any condition imposed by the standard fire insurance policy issued for office buildings in the City or County in which the Building is located, and not do, suffer or permit anything to be done, or keep, suffer or permit anything to be kept, in the Premises which would increase the fire or other casualty insurance rate on the Building or property therein, or which would result in insurance companies of good standing refusing to insure the Building or any such property in amounts and against risks as reasonably determined by Landlord from time to time; provided, however, that if insurance is available Tenant shall not be in default hereunder if Tenant shall pay to Landlord the amount of any increase in the insurance premiums resulting from any increase in the insurance rate;

  (j) agree that no representations, except as contained herein or endorsed hereon, have been made to Tenant respecting the conditions of the Premises and the taking of possession of the Premises by Tenant shall be conclusive evidence as against Tenant that the Premises are now in a tenantable and good condition;

  (k) at the expiration or any earlier termination of this Lease as to all or a portion of the Premises, (i) terminate its occupancy of, and quit and surrender to Landlord, the Premises broom-clean and in the same condition as received except for (aa) ordinary wear and tear, (bb) loss or damage by fire or other casualty which shall not have been occasioned by the fault or neglect of Tenant and (cc) any other loss or damage with respect to which Tenant is relieved from liability pursuant to Section 12.2 and (ii) upon request by Landlord, remove any Tenant's Property;

  (l) indemnify and save harmless Landlord and its partners, officers, directors, agents and employees (collectively, "Indemnitees") from and against all liability (statutory or otherwise), claims, suits, demands, damages, judgments, costs, interest and expenses (including counsel fees and disbursements incurred in the defense thereof) to which any Indemnitee may (except insofar as it arises out of the fault or neglect of such Indemnitee) be subject or suffer whether by reason of any claim for, any injury to, or death of, any person or persons or damage to property (including any loss of use thereof) or otherwise and arising from or in connection with the use by Tenant of; or from any work or anything whatsoever done by Tenant (or any of its officers, directors, agents, contractors, employees, licensees or invitees) in, any part of the Premises (other than by Landlord or its agents or contractors) during the term of this Lease or during the period of time, if any, prior to the Term Commencement Date with respect to such part that Tenant may have been given access to for the purpose of occupancy or doing work, or arising from any condition of the Premises due to or resulting from any default by Tenant in the keeping, observance or performance of any covenant or agreement contained in this Lease or from any fault or neglect of Tenant or any of its officers, directors, agents, contractors, employees, licensees or invitees.

                                  ARTICLE 10
                             Compliance With Laws

Section 10.1 Compliance with Laws. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any laws, statutes, and ordinances and all rules, orders or regulations of any governmental authority or of the Board of Fire Underwriters (or any successor thereto), at any time duly issued and in force, attributable to the use or manner of use by Tenant of the Premises or any part thereof and Tenant shall at its sole cost and expense promptly comply with all laws, statutes, ordinances and all rules, orders or regulations of any governmental authority or of the Board of Fire Underwriters; provided, however, that nothing contained in this
Section 10.1 shall require Tenant to make any structural changes unless the same are necessitated by reason of the use by Tenant of the Premises for purposes other than office purposes. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has so violated any laws, statutes, ordinances or governmental rules, regulations or requirements, shall be conclusive of such violation as between Landlord and Tenant.


                                  ARTICLE 11
                           Assignment and Subletting


Section 11.1. Prohibition of Assignment, Etc. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld (a) assign, mortgage, pledge, encumber or otherwise transfer this Lease, the term and estate hereby granted or any interest hereunder; (b) permit the Premises or any part thereof to be utilized by anyone other than Tenant (whether as concessionaire, franchisee, licensee, permittee or otherwise) or (c) except as hereinafter provided, sublet or offer or advertise for subletting the Premises or any part thereof. Any assignment, mortgage, pledge, encumbrance, transfer or sublease without Landlord's consent shall be voidable and, at Landlord's election, shall constitute a default. If Tenant is a corporation, any dissolution, merger, consolidation, or other reorganization of Tenant, or the sale or other transfer of a controlling percentage of the capital stock of Tenant or the sale of fifty percent (50%) or more of the value of the assets of Tenant, shall be deemed a voluntary assignment. The phrase "controlling percentage" means the ownership of, and the right to vote stock possessing fifty percent (50%) or more of the total combined voting power of all classes of Tenant's capital stock issued, outstanding, and entitled to vote for the election of directors. The preceding two sentences shall not apply to corporations the stock of which is traded through an exchange or over the counter. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary, or by operation of law of any partner or partners owning fifty percent (50%) or more of the partnership, or the dissolution of the partnership, shall be deemed a voluntary assignment. If Tenant consists of more than one person, a purported assignment, voluntary, involuntary, or by operation of law, by any one of the persons executing this Lease shall be deemed a voluntary assignment. If at any time or from time to time during the term of this Lease, Tenant desires to assign this Lease or any interest therein, then at least thirty (30) days prior to the date when Tenant desires the assignment to be effective, Tenant shall give written notice to Landlord setting forth the name, address, and business of the proposed assignee, information (including references) concerning the character of the proposed assignee, the effective date of the assignment, and all the material terms and conditions of the proposed assignment. Any such consent by Landlord shall not release Tenant from any of Tenant's obligations hereunder or be deemed to be a consent to any subsequent hypothecation, assignment, subletting, occupation or use by another person. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law without the written consent of Landlord.

Section 11.2. Subletting, Etc. If at any time or from time to time during the term of this Lease, Tenant desires to sublet all or any part of the Premises, then at least thirty (30) days prior to the date when Tenant desires the subletting to be effective, Tenant shall give notice to Landlord setting forth the name, address and business of the proposed subleasee, information (including references) concerning the character of the proposed subleasee, a detailed description of the space proposed to be sublet, any rights of the proposed subtenant to use Tenant's improvements, the effective date of the proposed subletting, and all the material terms and conditions of the proposed subletting. Tenant shall be free to sublet such space to any third party subject to the following conditions:

  (a) The sublease shall be on the same terms set forth in the notice given to Landlord;

  (b) No sublease shall be made without the prior written consent of Landlord, which consent Landlord agrees will not unreasonably be withheld as to a subletting of the entire Premises;

  (c) No sublease shall be valid and no subleasee shall take possession of the Premises subleased until an executed counterpart of such sublease has been delivered to Landlord;

  (d) No subleasee shall have a right further to sublet this Lease;

  (e) The proposed subleasee shall be a person or entity whose character and business, in Landlord's good faith judgment, are consistent with the character and standard of the building;

  (f) The proposed subleasee, in Landlord's good faith judgment, shall be financially responsible and capable of meeting the rent payment and other financial obligations under the proposed sublease;

  (g) One-half of any net profits received by Tenant as a result of such subletting (wherein net profits shall take into account Tenant's rent and additional rent costs paid to Landlord as well as its leasing costs to sublet such space such as rent abatement, leasing commissions, marketing costs, leasehold improvements and attorney fees which leasing costs shall be amortized over the term of the sublease) whether denominated rentals under the sublease, or otherwise, which exceed, in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the Premises subject to such sublease) shall be payable to Landlord as additional rental under this Lease without affecting or reducing any other obligation of Tenant hereunder. Tenant shall deliver to Landlord a statement within thirty (30) days after the end of each calendar year in which any part of the term of this Lease occurs specifying as to such calendar year, and within thirty (30) days after the expiration or earlier termination of the term of this Lease specifying with respect to the elapsed portion of the calendar year in which such expiration or termination occurs, each sublease in effect during the period covered by such statement and, as to each such sublease, (a) the date of its execution and delivery, the number of square feet of the Rentable Area demised thereby and the term hereof, and (b) a computation in reasonable detail showing (i) the amounts (if any) paid and payable by Tenant to Landlord pursuant to this Section with respect to such sublease for the period covered by such statement and (ii) the amounts (if any) paid and payable by Tenant to Landlord pursuant to this Section with respect to any payments received from a subleasee during such period but which relate to an earlier period.

Section 11.3 Tenant's Obligations, Etc. Regardless of Landlord's consent, no subletting or assignment shall release Tenant's obligation or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by

Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease.

In the event Tenant shall assign or sublet the Premises or request the consent of Landlord to any assignment or subletting or if Tenant shall request the consent of Landlord for any act that Tenant proposes to do, then Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection therewith, which shall not exceed S750.O0.


                                  ARTICLE 12
                             Damage By Fire, Etc.

Section 12.1. Damage Generally. If any part of the Premises or the Building shall be damaged by fire, earthquake, act of God, or any other casualty, Tenant shall give prompt notice thereof to Landlord and Landlord shall, if such damage can with reasonable diligence be repaired within one hundred twenty (120) days, repair such damage in a manner and at times which do not unreasonably interfere with Tenant's use of the Premises, and this Lease shall not be void or voidable. If any part of the Premises shall be rendered untenantable by reason of such damage, the fixed rent payable hereunder (and additional rent payable pursuant to Article 3) shall be appropriately abated for the period from the date of such damage to the date when such part of the Premises shall have been made tenantable unless:

  (a) Landlord shall make available to Tenant, during the period of such repair other space in the Building which in the Tenant's reasonable opinion is suitable for the temporary conduct of Tenant's business; or

  (b) such fire or other casualty shall have resulted from the fault or neglect of Tenant or its employees, licensees or invitees. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the undertaking of such repair. Landlord shall have no obligation to carry insurance of any kind on Tenant's goods, furniture or furnishings or on Tenant's Property, and Landlord shall not be obligated to repair any damage thereto or to replace the same.

In the event such repairs cannot with reasonable diligence be made within 120 days after such damage or if such damage results from the fault or neglect of Tenant or its employees, licensees or invitees, Landlord may, at its option upon written notice to Tenant within thirty (30) days after the date of such casualty, repair such damage within a reasonable time, in which case the fixed rent and additional rent described in Article 3 shall be abated as provided above, and this Lease shall otherwise continue in full force and effect. In the event Landlord does not so elect to make such repairs or such repairs cannot be made under such laws and regulations, this Lease may be terminated at the option of either party by written notice to the other party given not less than thirty-one (31) nor more than sixty (60) days after the date of such damage. In the event that the Building is destroyed to the extent of not less than thirty-three and one-third percent (33-1/3%) of the replacement cost thereof, Landlord may elect to terminate this Lease, whether the Premises be injured or not. A total destruction of the Building shall terminate this Lease.

Landlord shall not be required to repair any injury or damage by fire, earthquake, act of God, or any other casualty, or to make any repairs or replacements, of any improvements installed in the Premises by or for Tenant, except for the portion of such improvements the cost of which was borne by Landlord and Tenant shall, at Tenant's sole cost and expense, repair and restore its portion of such improvements. Tenant hereby waives the provisions of California Civil Code Sections 1932(2) and 1933(4) and the provisions of any successor or other law of like import. If the Premises are to be repaired under this Section, Landlord shall repair at his cost any injury or damage to the Building itself. Tenant shall pay the cost of repairing any other tenant improvements in the Premises.

Tenant at its cost shall maintain on its personal property, tenant improvements, and alterations, in, on, or about the Premises, a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements, to the extent of at least one hundred percent (100%) of their full replacement value. The proceeds from any such policy shall be used by Tenant for the replacement of personal property or the restoration of tenant improvements or alterations.

The Building in which the Premises is located is a steel-frame office building, and Landlord and Tenant understand and acknowledge that latent damage, including cracks in the steel joints and supporting columns of the Building may have occurred during the earthquake that occurred in the vicinity of the Building on January 17, 1994. The City of Los Angeles has considered and continues to consider imposing certain requirements for inspection, testing and/or repair, if necessary, to steel-frame buildings within the City of Los Angeles that may have been damaged structurally by the aforesaid earthquake. Landlord hereby advises Tenant that Landlord has consulted with Brandow & Johnston Associates, who were the structural engineers assisting in connection with the construction of the Building, and have retained Englekirk & Sabol, Consulting Engineers.

In the event that during the term of this Lease additional inspections, testing and/or repairs or reconstruction is required by the City of Los Angeles or other governmental authority, or in the event that Landlord elects to undertake any such inspection, testing or repairs or reconstruction (collectively the "Work") upon the recommendation of its engineers, Landlord shall give notice thereof to Tenant and shall use its best efforts not to unreasonably interfere with Tenant's use of the Premises in connection with the Work. If any part of the Premises shall be rendered untenatable by reason of such Work by Landlord, the fixed rent payable hereunder (and additional rent payable pursuant to Article 3 and parking charges) shall be proportionately abated for the period from the commencement of such Work to the date when such untenantable part of the Premises shall be again tenantable. Tenant agrees that Tenant shall cooperate fully with Landlord in connection with the Work and shall make the Premises available for the Work upon request by Landlord. If available and if requested by Tenant, Landlord shall make available to Tenant during the period of such Work other space in the Building which in the Tenant's reasonable opinion is suitable for the temporary conduct of Tenant's business; however, if such temporary space is smaller than the Premises, then Tenant shall pay monthly fixed rent and additional rent for the temporary space based upon their then existing rate per rentable square foot for the Premises times the number of rentable square feet in the temporary space. Under no circumstances shall Tenant have the right to terminate this Lease as a result of the Work by Landlord as provided herein. Tenant shall have no claim against Landlord for any interruption, interference or disruption of the business conducted by Tenant at the Premises as a result of the Work and hereby releases Landlord from any claim which Tenant may have against Landlord arising from or relating to, directly or indirectly, the performance of the Work by Landlord.

Section 12.2. Release. Landlord hereby releases Tenant from any liability which Tenant might otherwise have to Landlord for any damage to the Building or the Premises by fire or other casualty to the extent that damage is completely insured by Landlord under a policy or policies of insurance permitting such release by Landlord. This provision shall not operate to release Tenant for liability to the extent of the deductible portion of Landlord's insurance.

Section 12.3. Express Agreement. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Building or the Premises by fire or other casualty, and any law which purports to govern the rights of Landlord and Tenant in such a contingency in the absence of express agreement, and any successor or other law of like import, shall have no application.


                                  ARTICLE 13
                                 Condemnation

Section 13.1. Condemnation. In the event that the whole of the Premises is lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the earlier of the date of vesting of title in such condemnation or taking or the date of taking of possession by the condemning authority. In the event that only a part of the Premises shall be so condemned or taken, then the term and estate hereby granted with respect to such part shall forthwith cease and terminate as of the earlier of the date of vesting of title in such condemnation or taking or the date of taking of possession by the condemning authority, and the fixed rent payable hereunder (and additional rent payable pursuant to Article 3) shall be appropriately abated for the period from the date of such vesting of title to the date specified in this Lease for the expiration of the term hereof. If only a part of the Building shall be so condemned or taken, then Landlord shall, or to the extent of the proceeds of the condemnation payable to Landlord and with reasonable diligence, restore the remaining portion of the Premises as nearly as practicable to its condition prior to such condemnation or taking; provided, that if such proceeds constitute less than ninety percent (90%) of Landlord's estimate of the cost of rebuilding or restoration, then Landlord may terminate this Lease on notice to Tenant.

Section 13.2. Award. In the event of any condemnation or taking of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award; provided, however, that nothing shall preclude Tenant from intervening in any such condemnation proceeding to claim or receive from the condemning authority any compensation to which Tenant may otherwise lawfully be entitled in such case in respect of Tenant's property or for moving to a new location.

Section 13.3 Condemnation for a Limited Period. Notwithstanding the provisions of Section 13.1 and 13.2, if all or any portion of the Premises shall be condemned or taken for governmental occupancy for a limited period, this Lease shall not terminate, there shall be no abatement of fixed or additional rent payable hereunder and Tenant shall be entitled to receive the entire award therefor (whether paid as damages, rent or otherwise) unless the period of governmental occupancy extends beyond the expiration of this Lease, in which case Landlord shall be entitled to such part of such award as shall be properly allocable to the cost of restoration of the Premises, and the balance of such award shall be apportioned between Landlord and Tenant as of the date of such expiration. If the termination of such governmental occupancy is prior to expiration of this Lease, Tenant shall, to the extent an award has been made for the purpose after application for and diligent pursuit of such award by Tenant, restore the Premises as nearly as possible to the condition in which they were prior to the condemnation or taking.



                                  ARTICLE 14

                    Accidents To Sanitary And Other Systems



Section 14.1 Damaged or Defective Systems. Tenant shall give to Landlord prompt notice of any damage to, or defective condition in, any part or appurtenance of the Building's sanitary, electrical, heating, air conditioning, ventilating or other systems serving, located in or passing through, the Premises, and the damage or defective condition shall be remedied by Landlord with reasonable diligence; provided, however, that if such damage or defective condition (other than any such damage with respect to which Tenant is relieved from liability pursuant to Section 12.2) was caused by, or is attributed to, Tenant Changes or the unreasonable or improper use of such system by Tenant or its employees, licensees or invitees, the cost of the remedy thereof shall be paid by Tenant upon demand. Tenant shall not be entitled to claim any damages arising from any such damage or defective condition unless the same shall have been caused by the negligence of Landlord in the operation or maintenance of the Premises or the Building and the same shall not have been remedied by Landlord with reasonable diligence after notice thereof by Tenant to Landlord; and Tenant shall not be entitled to claim any eviction by reason of any such damage or defective condition unless the same shall have been caused by the negligence of Landlord in the operation or maintenance of the Premises or the Building and shall have rendered the Premises untenantable and the Premises shall not have been made tenantable by Landlord within a reasonable time after notice thereof by Tenant to Landlord.



                                  ARTICLE 15

                      Mortgage Subordination; Attornment



Section 15.1. Subordination. This Lease and the term and estate hereby granted are and shall be subject and subordinate to the lien of each mortgage which may now or at any time hereafter affect Landlord's interest in the Building and/or the land thereunder (an "underlying mortgage"), regardless of the interest rate, the terms of repayment, the use of the proceeds or any other provision of any such mortgage. Tenant shall from time to time execute and deliver such instruments as Landlord or the holder of any such mortgage may reasonably request to confirm the subordination provided in this Section 15.1.

Section 15.2. Attornment. Tenant confirms that if by reason of a default under an underlying mortgage the interest of Landlord in the Premises is terminated, Tenant shall attorn to the holder of the reversionary interest in the Premises and shall recognize such holder as Tenant's landlord under this Lease. Tenant shall execute and deliver, at any time and from time to time, upon the request of Landlord or of the holder of an underlying mortgage any instrument which may be necessary or appropriate to evidence such attornment and Tenant hereby irrevocably appoints Landlord or such holder as its attorney-in-fact to execute and deliver for and on behalf of Tenant any such instrument.


                                  ARTICLE 16

                                    Notices


Section 16.1. Notices. Any notice, consent, approval, agreement, certification, request, bill, demand, statement, acceptance or other communication hereunder (a "notice") shall be in writing and shall have been duly given or furnished if delivered personally or mailed in a postpaid envelope registered, certified or otherwise, with or without return receipt) addressed to Landlord as set forth in the Basic Lease Information and to Tenant at the Premises (or Tenant's address in the Basic Lease Information if mailed prior to Tenant's occupancy of the Premises), or to such other address or addressee as either party may designate by a notice given pursuant hereto. Tenant hereby appoints as its agent to receive the service of all dispossessory or distraint proceedings and notices thereunder the person in charge of or occupying the Premises at the time, and if no person shall be in charge of or occupy the same, then such service may be made by attaching the same to the main entrance of the Premises.



                                  ARTICLE 17

                   Right to Perform Tenant's Covenants, Etc.

Section 17.1. Tenant's Default. If Tenant defaults under this Lease, Landlord may cure the same at the expense of Tenant:

   (a) immediately and without notice in the case of emergency or in case such default unreasonably interferes with the use by any other tenant in the Building or with the efficient operation of the Building or will result in a violation of law or in a cancellation of an insurance policy maintained by Landlord, and

   (b)in any other case if such default continues after fifteen (15) days from the date of the giving by Landlord to Tenant of notice of Landlord's intention so to perform the same, or, in the case of such a default which for causes beyond Tenant's reasonable control cannot with due diligence be cured within such fifteen (15) day period, such fifteen (15) day period shall be deemed extended if Tenant:

     (i) shall immediately upon the receipt of such notice advise Landlord of Tenant's intention to institute all steps necessary to cure such default, and

     (ii) shall institute and thereafter with reasonable dispatch prosecute to completion all steps necessary to cure the same.

Section 17.2. Certain Payments. Bills for all reasonable costs and expenses incurred by Landlord in connection with any performance by it under Section 17.1 shall be payable on demand, and shall be deemed additional rent hereunder.

Section 17.3. Certain Waivers. If Tenant is in default in payment of fixed rent or additional rent, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to any items Landlord sees fit.

Section 17.4. Certain Rent. If any cost, expense, charge, amount or sum (other than fixed rent) payable by Tenant as provided in this Lease is not paid when due, the same shall be due and payable by Tenant as additional rent hereunder.

Section 17.5. Interest, Etc. Every installment of rent and every other payment due hereunder from Tenant to Landlord which shall not be paid within ten (10) days after the same shall have become due and payable shall bear interest at the rate of twelve percent (12%) per annum, or if a higher rate is legally permissible, at the highest rate legally permitted from the date that the same became due and payable and until paid, whether or not demand be made therefor. Tenant acknowledges that late payment by Tenant to Landlord of rent and every other payment due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Premises. Therefore, if any installment of rent and other payment due hereunder from Tenant is not received by Landlord within five (5) days after written notice is given to Tenant of when same is due, Tenant shall pay to Landlord on demand an additional sum equal to five percent (5%) of the overdue amount as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord.



                                  ARTICLE 18
                             Estoppel Certificates


Section 18.1. Estoppel Certificates. At any time and from time to time but on not less than ten (10) days prior written request by Landlord, Tenant will execute, acknowledge and deliver to Landlord, promptly upon request, a certificate certifying:



  (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification);

  (b) the date, if any, to which rental and other sums payable hereunder have been paid;

  (c) that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in the certificate;

  (d) that Landlord is not in default under this Lease or, if so, specifying such default; and

  (e) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by any prospective purchaser, mortgagee or beneficiary under any deed of trust of the Building or any part thereof.

If Tenant fails to deliver the certificate within ten (10) days, the Tenant irrevocably constitutes and appoints Landlord as its special attorney-in-fact to execute and deliver the certificate to any third party.



                                  ARTICLE 19
                               Events of Default



Section 19.1. Events of Default. This Lease and the terms and estate hereby granted are subject to the limitation that:

  (a) in case Tenant shall default in the parent of any fixed rent or additional rent on any date upon which the same becomes due, or

  (b) in case Tenant shall abandon or vacate the Premises, or

  (c) in case Tenant shall default in the keeping, observance or performance of any covenant or agreement set forth in Article 6 or in paragraph (e), (h) or (i) of Section 9.1, and if such default shall continue and shall not be cured by Tenant within three (3) days after Landlord shall have given to Tenant a notice specifying the same, or

   (d) in case Tenant shall default in the keeping, observance or performance of any covenant or agreement including any provisions of the rules and regulations referred to in Section 9.1 (c) (other than a default of the character referred to in paragraphs (a) (b)or (c) of this Section 19.1), and if such default shall continue and shall not be cured by Tenant within fifteen (15) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of such a default which for causes beyond Tenant's reasonable control (including occupancy of a subleasee) cannot with due diligence be cured within such period of fifteen (15) days, if Tenant (i) shall not, promptly upon the giving of such notice, advise the Landlord of Tenant's intention duly to institute all steps necessary to cure such default or (ii) shall not duly institute and thereafter diligently prosecute to completion all steps (including, if appropriate, legal proceedings against a defaulting subleasee) necessary to cure the same, or

   (e) in case Tenant shall (i) apply for or consent to the appointment of, or the taking of possession by a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under federal bankruptcy laws (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding up, or composition or adjustment of debts, (vi) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing, or

  (f) in case a proceeding or case shall be commenced, without the application or consent of Tenant, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of debts, of Tenant, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of Tenant or of all or a substantial part of its assets, (iii) similar relief in respect of Tenant under any law relating to bankruptcy, insolvency, reorganization, winding up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of thirty (30) days, or an order for relief against Tenant shall be entered in an involuntary case under such bankruptcy laws, then, in any of such cases, Tenant shall be deemed to have committed a material default under this Lease and Landlord shall, in addition to any other remedies available to it at law or in equity, be entitled to give to Tenant a notice of intention to end the term of this Lease at the expiration of three (3) days from the date of the giving of such notice, and, in the event such notice is given, this Lease and the term and estate hereby granted (whether or not the Term Commencement Date shall have theretofore occurred) shall terminate upon the expiration of such three (3) days with the same effect as if the last of such three (3) days were the expiration of the term of this Lease, but Tenant shall remain liable for damages as provided herein or pursuant to law. If the term "Tenant", as used in this Lease, refers to more than one person, then, as used in this Section 19.1, such term shall be deemed to include all of such persons or any one of them; if any of the obligations of Tenant under this Lease is guaranteed, the term "Tenant", as used in paragraphs (e) and (f) of this Section 19.1, shall be deemed to include also the guarantor or, if there be more than one guarantor, all or any one of them; and if this Lease shall have been assigned, the term "Tenant", as used in paragraphs (a) through (f), inclusive, of this Section 19.1, shall be deemed to include the assignee and the assignor of either of them under any such assignment unless Landlord shall, in connection with such assignment, release the assignor from any further liability under this Lease, in which event the term "Tenant", as used in said subparagraphs, shall not include the assignor so released.



                                   ARTICLE 20
                 Damages; Remedies; Re-Entry By Landlord; Etc.

   Section 20.1 Damages. In the event of any termination of this Lease pursuant to Article 19 (a "Default Termination"),


        (a) Landlord may recover from Tenant the total of:

         (i) the worth at the time of award of the unpaid fixed rent and additional rent earned to the date of such Default Termination;

         (ii) the worth at the time of award of the amount by which the unpaid fixed rent and additional rent which would have been earned after the date of such Default Termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

         (iii) the worth at the time of award of the amount by which the unpaid fixed rent and additional rent which would have been earned for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

         (iv) any other amount necessary to compensate Landlord for all of the detriment proximately caused by Tenant's failure to observe or perform any of its covenants and agreements under this Lease or which in the ordinary course of events would be likely to result therefrom, including, without limitation, the payment of the reasonable expenses incurred or paid by Landlord in re-entering and securing possession of the Premises and in the reletting thereof (including, without limitation, altering and preparing the Premises for new tenants and brokers' commission); and

         (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable California laws.

       (b) The "worth at the time of award" is computed (i) in paragraphs (a)(i) and (ii) above, by allowing interest at the rate of ten percent (10%) per annum (but in no event in excess of the maximum rate permitted by law) and
    (ii) in paragraph (a)(iii) above, by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

       (c) For purposes of computing unpaid rental which would have accrued and become payable under this Lease, unpaid rental shall consist of the sum of:

         (i)  the total fixed rent for the balance of the term, plus

         (ii) a computation of the Tenant's Share of additional rent due under the Lease including, without limitation, Tenant's share of operating expenses (including real estate taxes) for the balance of the term. For purposes of computing increases such additional rent for the calendar year of the default and each future calendar year in the term shall be assumed to be equal to the additional rent for the calendar year prior to the year in which default occurs compounded at a rate equal to the mean average rate of inflation for the preceding five calendar years as determined by the United States Department of Labor,

  Bureau of Labor Statistics Consumer Price Index (All Urban Consumers, all items, 1982-84 equals 100) for the metropolitan area or region of which Los Angeles, California is a part. If such index is discontinued or revised, the average rate of inflation shall be determined by reference to the index designated as the successor or substitute index by the government of the United States.

Section 20.2. Re-Entry by Landlord.

  (a) In the event of any Default Termination or if any default specified in paragraphs (a) through (f) of Section 19.1 shall have occurred and be continuing beyond the period of grace (if any) therefor, Landlord or Landlord's authorized representatives may re-enter the Premises and remove all persons and all property therefrom either by summary dispossess proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefor, and repossess and enjoy the Premises. No re-entry or repossession of the Premises by Landlord or its representatives under this
Section 20.2 shall be construed as an election to terminate this Lease unless a notice of such election is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. The words "re-enter", "re-entry" and "re-entering" as used herein are not restricted to their technical legal meanings.


  (b) In the event any default specified in paragraphs (a) through (f) of
Section 19.1 shall have occurred and be continuing beyond the period of grace (if any) therefor, then if Landlord does not elect to terminate this Lease Landlord may, from time to time and without terminating this Lease, enforce all its rights and remedies under this Lease, including the right to recover the fixed rent and additional rent as the same becomes payable by Tenant hereunder. In the event Landlord so elects, Tenant shall have the right to sublet the Premises or any part thereof upon obtaining Landlord's prior consent (which consent Landlord agrees will not be unreasonably withheld) and upon first complying with the provisions of Section 11. So long as Landlord is exercising this remedy it will not terminate Tenant's right to possession of the Premises, but it may engage in the acts permitted by Section 1951.4(c) of the California Civil Code.

  (c) If Tenant abandons the Premises in breach of this Lease, Landlord shall have the right to relet the Premises or any part thereof on such terms and conditions and at such rentals as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs in and to the Premises necessary to reletting. If Landlord so elects to relet, then gross rentals received by Landlord from the reletting shall be applied: first, to the payment of the reasonable expenses incurred or paid by the Landlord in re-entering and securing possession of the Premises and in the reletting thereof (including, without limitation, altering and preparing the Premises for new tenants and brokers' commissions); second, to the payment of the fixed rent and additional rent payable by Tenant hereunder; and third, the remainder, if any, to be retained by Landlord and applied to the payment of future fixed rent and additional rent as the same become due. Should the gross rentals received by Landlord from the reletting be insufficient to pay in full the sums stated in clauses first and second above, Tenant shall, upon demand, pay the deficiency to Landlord.

Section 20.3. Certain Waivers. Tenant waives and surrenders all right and privilege which it might have under or by reason of any present or future law to redeem the Premises or to have a continuance of this Lease for the term hereof after Tenant is dispossessed or ejected therefrom by process of law or under the terms of this Lease. Tenant also waives the provisions of any law relating to notice and/or delay in levy of execution in case of an eviction or dispossession for nonpayment of rent, and of any successor or other law of like import.

Section 20.4. Cumulative Remedies. The remedies of Landlord provided for in this Lease are cumulative and are not intended to be exclusive of any other remedies to which Landlord may be lawfully entitled. The exercise by Landlord of any remedy to which it is entitled shall not preclude or hinder the exercise of any other such remedy.



                                  ARTICLE 21
                                   Insurance

Section 21.1 Landlord Obligation: Fire Insurance. Landlord agrees to and shall, within ten (10) days from the date hereof, secure from a good and responsible company or companies doing insurance business in the State of California, and maintain during the entire term of this Lease, fire and extended coverage insurance in an amount not less than eighty percent (80%) of the value of the leased building and other improvements on the leased premises.

Section 21.2. Tenant Obligations. In addition to the requirements of Section
12.1 herein, Tenant agrees to and shall, within ten (10) days from the date hereof, secure from a good and responsible company or companies doing business in the State of California, and maintain during the entire term of this Lease, comprehensive general liability insurance; including contractual liability in a minimum amount of five hundred thousand dollars ($500,000.00) for loss from an accident resulting in bodily injury to or death of one person and one million dollars ($1,000,000.00) for any one occurrence and one hundred thousand dollars ($100,000.00) for loss from an accident resulting in damage to or destruction of property.

Section 21.3. Additional Insureds. Tenant agrees that Landlord shall be named as an additional insured on the aforementioned policies of insurance, shall specifically include the liability assumed hereunder by Tenant (provided the amount of such insurance shall not be construed to limit the liability of Tenant hereunder), and shall provide that it is primary insurance and not excess over or contributory with any other valid, existing new applicable insurance in force for or on behalf of Landlord. The policy shall not eliminate cross-liability and shall contain a severability of interest clause.

Section 21.4. Subrogation Waiver. Tenant and Landlord agree that in the event of loss due to any of the perils for which they have agreed to provide insurance, that each party shall look solely to its insurance for recovery. Landlord and Tenant hereby grant to each other, on behalf of any insurer providing insurance to either of them with respect to the demised premises, a waiver of any right of subrogation which any such insurer of one party may acquire against the other by virtue of payment of any loss under such insurance.

Section 21.5. Proof of Coverage. Upon request, the parties shall each give the other written notice thereof together with a certified copy of the certificate of insurance for the appropriate policies.

Section 21.6. Protection Against Cancellation. Upon request, proof must also be given by each party to the other, pursuant to Section 21.5 hereof, that each of the policies provided for in this Section expressly provides that the policy shall not be cancelled or altered without thirty (30) days' prior written notice to the other party.

Section 21.7. Failure to Secure. If either party at any time during the term hereof should fail to secure or maintain the foregoing insurance, the other party shall be permitted to obtain such insurance in the defaulting party's name or as the agent of the defaulting party and shall be compensated by the defaulting party for the cost of the insurance premiums. The defaulting party shall pay the other interest on paid insurance premiums at the rate of ten percent (10%) per annum computed from the date written notice is received that the premiums have been paid.

Sections 21.8 Proceeds. Proceeds from any such policy or policies shall be payable to both Landlord and Tenant as their respective interests may appear.



                                  ARTICLE 22
                                 Miscellaneous


Section 22.1. Limitation of Landlord's Liability. The covenants and agreements on the part of the Landlord to be performed under this Lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Building or the Land, and in the event of such transfer such covenants and agreements shall thereafter be binding upon each transferee of such interest, but only with respect to the period beginning with the date of such transfer and ending with the date of subsequent transfer to such interest.

Section 22.2. Entire Agreement. This Lease contains all of the agreements and understandings relating to the leasing of the Premises and the obligations of Landlord and Tenant in connection therewith and neither party and no agent or representative thereof has made or is making, and neither party in executing and delivering this Lease is relying upon, any warranties or representations, except to the extent set forth in this Lease. All understandings and agreements heretofore had between Landlord and Tenant relating to the leasing of the Premises are merged in this Lease, which alone fully and completely expresses their agreement The Riders (if any) and Exhibits annexed to this Lease and the Construction Agreement are hereby incorporated herein and made a part hereof.

Section 22.3. No Waiver; Etc. The failure of Landlord or Tenant to insist in any instance upon the strict keeping, observance or performance of any covenant or agreement contained in this Lease or to exercise any election herein contained shall not be construed as a waiver or relinquishment for the future of such covenant or agreement, but the same shall continue and remain in full force and effect. No waiver or modification by either Landlord or Tenant of any covenant or agreement contained in this Lease shall be deemed to have been made unless the same is in writing executed by the party whose rights are being waived or modified. No surrender of possession of any part of the Premises shall release Tenant from any of its obligations hereunder unless accepted in writing by Landlord. The receipt and retention by Landlord, and the payment by Tenant, of fixed rent or additional rent with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach by either Landlord or Tenant.

Section 22.4. Severability. If any covenant or agreement of this Lease or the application thereof to any person or circumstance shall be held to be invalid or unenforceable, then and in each such event the remainder of this Lease or the application of such covenant or agreement to any other person or any other circumstance shall not be thereby affected, and each covenant and agreement hereof shall remain valid and enforceable to the fullest extent permitted by law.

Section 22.5. Broker. Tenant represents that it has dealt with no broker in connection with this Lease other than JON DOUGLAS COMMERCIAL BROKERAGE and THE SEELEY COMPANY, and Tenant shall hold Landlord harmless from and against any and all liability, loss, damage, expense, claim, action, demand, suit or obligation arising out of or relating to a breach by Tenant of such representation.

Section 22.6. Security Deposit. Tenant shall at all times maintain on deposit with Landlord cash in the amount of $9,403.20 as security for the full and faithful observance and performance of all of the covenants and agreements of this Lease to be observed or performed by Tenant (expressly including, without limitation, the payment as and when due of the fixed rent, additional rent and any other sums or damages payable by Tenant hereunder) and the payment of any and all other damages for which Tenant shall be liable by reason of any act or omission contrary to any of said covenants or agreements. If at any time Tenant shall be in default in the payment of any such fixed rent, additional rent and/or any other sums or damages or shall otherwise be in default in the observance or performance of any of the covenants or agreements of this Lease to be observed or performed by Tenant, then, at Landlord's election, the cash on deposit with it as aforesaid may be applied by Landlord to the payment of the fixed rent, additional rent and other sums or damages in respect of which Tenant is so in default and/or, if Tenant is otherwise in default in the observing or performing as aforesaid of any of the covenants or agreements of this Lease, said cash on deposit may be applied by Landlord to the payment of such costs and expenses as Landlord shall incur in curing any such default. If as a result of any such application of any such cash, the amount of cash so on deposit with Landlord shall at any time be less than that hereinabove specified, Tenant shall within ten (10) days after demand therefor deposit with Landlord additional cash in an amount equal to the deficiency and Tenant's failure to do so shall be a material breach of this Lease. If, at the expiration of the term of this Lease, all of such fixed rent, additional rent, or other sums or damages, costs or expenses shall have been paid by Tenant to Landlord and Tenant shall not be in default in the observance or performance of any other covenant or agreement of this Lease, then Landlord shall return to Tenant, without interest, all or such part of the cash, if any, then on deposit with Landlord pursuant to this Section 22.6. Landlord shall have the right to commingle such cash with its general assets and, unless otherwise required by law, Landlord shall not be obligated to pay Tenant interest thereon.


Should the Rentable Area of the Premises be increased or decreased pursuant to
Section 1.2 of the Lease, then, effective at the commencement of the Lease term, the Security Deposit shall be recalculated based on $1.60 per rentable square foot per month.


Section 22.7. Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of California

Section 22.8. Successors and Assigns. Subject to Section 11, the covenants and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant, their respective successors and assigns and all persons claiming by, through or under them.

Section 22.9. Submission of Lease. No contractual or other rights shall exist between Landlord and Tenant with respect to the Premises until both have executed and delivered this Lease, notwithstanding that rental deposits have been received by Landlord and notwithstanding that Landlord has delivered to Tenant an unexecuted copy of this Lease. The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or an option for the Tenant to lease, or otherwise create any interest by Tenant in the Premises or any other premises situated in the Building. Execution of this Lease by Tenant and its return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered this Lease to Tenant.

Sections 22.10. Captions. The captions in this Lease are for convenience only and shall not in any way limit or be deemed to construe or interpret the terms and provisions hereof.

Section 22.11. Time of the Essence. Time is of the essence of this Lease and of all provisions hereof, except in respect to the delivery of possession of the Premises at the commencement of the term hereof.

Section 22.12. Singular and Plural, Etc. The words "Landlord" and "Tenant", as used herein, shall include the plural as well as the singular. Words used in the masculine gender include the feminine and neuter. If there be more than one Landlord or Tenant the obligations hereunder imposed upon Landlord and Tenant shall be joint and several.

Section 22.13. Warranty of Authority. If Tenant signs as a corporation or a partnership, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing entity, that Tenant has and is qualified to do business in California, that Tenant has full right and authority to enter into this Lease, and that each and both of the persons signing on behalf of Tenant are authorized to do so. Upon Landlord's request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties.

Section 22.14. No Representations or Warranties. Neither Landlord nor Landlord's agents or attorneys have made any representations or warranties with respect to the Premises, the Building or this Lease, except as expressly set forth herein, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise.

Section 22.15. No Joint Venture, Etc. This Lease shall not be deemed or construed to create or establish any relationship of partnership or joint venture or similar relationship or arrangement between Landlord and Tenant hereunder.

Section 22.16. Tenant's Obligations At Its Sole Cost and Expense. Intentionally omitted.

Section 22.17. Attorneys' Fees. In the event of litigation between Landlord and Tenant arising out of or relating to this Agreement, the prevailing party in such litigation shall be entitled to receive its costs (not limited to court costs), expenses and reasonable attorneys' fees from the non-prevailing party as the same may be awarded by the court

Section 22.18. Holding Over. If Tenant holds over after the expiration or earlier termination of this Lease without the express written consent of Landlord, the tenancy shall be construed to be a tenancy from month-to-month on terms and conditions herein specified so far as applicable, except for the fixed rent which shall be specified by a thirty day notice in writing by Landlord to Tenant. Such fixed rent, as adjusted from time to time, shall be paid during the time which Tenant retains possession of the Premises. The acceptance of such rent shall not waive any of Landlord's rights or remedies with respect to such holding over and shall not be deemed to be a consent by Landlord to Tenant's occupancy or possession of the Premises.

Section 22.19. No Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

Section 22.20. Hazardous Waste. Tenant specifically agrees not to engage or permit at any time, any operations or activities upon, or any use or occupancy of the Premises, or any portion thereof, for the purpose of or in any way involving the handling, manufacturing, treatment, storage, use, transportation, spillage, leakage, dumping, discharge or disposal (whether legal or illegal, accidental or intentional) of any hazardous substances, materials or wastes, or any wastes regulated under any local, state or federal law other than those which are incidental to the operation of its office. Tenant during the term hereof will remain in full compliance with all applicable laws governing its use and occupancy of the property including, without limitation, the handling, manufacturing, treatment, storage, disposal, discharge, use, and transportation of hazardous substances, materials or wastes, and any wastes REGULATED under any local, state or federal law. Tenant will remain in full compliance with the terms and conditions of all permits and licenses issued to it by any governmental authority on account of any or all of its activities on the Premises.

Section 22.21. Disclosure. Landlord and Tenant acknowledge that principals of Landlord have a financial interest in the Jon Douglas Company, San Vicente Escrow, Equity Title, Jon Douglas Financial, Douglas Emmett Realty Advisors, and P.L.E. Builders.


                                  ARTICLE 23
                                Quiet Enjoyment

Section 23.1. Quiet Enjoyment. Tenant, upon keeping, observing and performing all of the covenants and agreements of this Lease on its part to be kept, observed and performed, shall lawfully and quietly hold, occupy and enjoy the Premises during the term of this Lease, subject, however, to the covenants, agreements, terms, provisions and conditions of this Lease and to the underlying mortgages to which this Lease is subject and subordinate, as hereinbefore set forth.

                                   ARTICLE 24
                         No Light, Air or View Easement

Section 24.1. No Light, Air or View Easement. Any diminution or shutting off of light, air or view by any structure which is now or may hereafter be erected on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord. Noise, dust or vibration or other ordinary incidents to new construction of improvements on lands adjacent to the Building, whether or not by Landlord, shall in no way affect this Lease or impose any liability on Landlord.

                                   ARTICLE 25
                                   Relocation

Section 25.1. Relocation. Intentionally omitted.

                                   ARTICLE 26
                                    Parking

Section 26.1. Parking. Landlord to provide Tenant with space to park up to three
(3) cars per 1,000 useable square feet in the Premises on a monthly basis at the prevailing monthly parking rate in effect, which may change from time to time. Such parking may be unassigned or as assigned by Landlord, which shall be in the absolute discretion of Landlord, unless otherwise specifically agreed to in writing between Landlord and Tenant. Guests and invitees of Tenant shall have the right to use in common with guests and invitees of other tenants of the Building the transient parking facilities of the Building at posted parking rates or at such other rate as may be agreed upon from time to time between Landlord and Tenant in writing. This usage as well as monthly parking shall be subject to the rates, rules and regulations, and any other charges of Landlord for such parking facilities which may be established or altered by Landlord at any time or from time to time during the term hereof including, without limitation, any and all fees or taxes assessed to Landlord relating to parking.

                                   ARTICLE 27
                             Option to Extend Term

Section 27.1. Option to Extend Term. Tenant is given the option to extend the term for a 5-year period ("Extended Term") following expiration of the initial term, by giving written notice of exercise of the option ("Option Notice") to Landlord at least nine (9) months before the expiration of the term. Commencing on the first day of the Extended Term Tenant shall pay Landlord ninety-five percent (95%) of the fair market value of the Premises for the extended Term. The fair market value shall include but not be limited to all economic benefits to Landlord such as monthly rent, periodic rent adjustments, expense reimbursements, and all other monetary consideration, exclusive of any and all concessions being given in the market place, which constitutes a part of the fair market value of the Premises at the time of the expiration of the initial term of the Lease that is chargeable for similar use for comparable space in the geographic area of the Premises.

If Tenant is in default on the date of giving the Option Notice, the Option Notice shall be totally ineffective, or if Tenant is in default on the date the Extended Term is to commence, the Extended Term shall not commence and this Lease shall expire at the end of the initial term.

The parties shall have 30 days after Landlord receives the Option Notice in which to agree on fair market value during the Extended Term If the parties agree on the fair market value for the Extended Term during that period, they shall immediately execute an amendment to the Lease stating the fair market value.

If the parties are unable to agree on the fair market value for the Extended Term within that period, then within 10 days after the expiration of that period each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least 5 years full-time commercial appraisal experience in the area in which the Premises are located to appraise and set the fair market value for the Extended Term. If the two appraisers are appointed by the parties as stated in this paragraph, they shall meet promptly and attempt to set the fair market value for the Extended Term. If they are unable to agree within 30 days after the second appraiser has been appointed, they shall attempt to elect a third appraiser meeting the qualifications stated in this paragraph within 10 days after the last day the two appraisers are given to set the fair market value. Each of the parties shall bear one half of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

Within 30 days after the selection of the third appraiser, a majority of the appraisers shall set the fair market value for the Extended Term. If a majority of the appraisers are unable to set the fair market value within the stipulated period of time, the three appraisals shall be added together and their total divided by three; the resulting quotient shall be the fair market value for the Premises during the Extended Term.

In setting the fair market value for the Extended Term, the appraiser or appraisers shall consider the use to which the Premises are restricted under this Lease, and shall not consider the highest and best use for the Premises without regard to the restriction on use of the Premises contained in this Lease.

If, however, the low appraisal and/or the high appraisal are/is more than 10% lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by two; the resulting quotient shall be the fair market value for the Premises during the Extended Term. If both the low appraisal and the high appraisal are disregarded as stated in this paragraph, the middle appraisal shall be the fair marker value for the Premises during the Extended Term.

After the fair market value for the Extended Term has been set, the appraisers shall immediately notify the parties. If Tenant objects to the fair market value that has been set, Tenant shall have the right to have this Lease expire at the end of the term, provided that Tenant pays all the costs in connection with the appraisal procedure that set the fair market value. Tenant's election to allow this Lease to expire at the end of the term must be exercised within 10 days after receipt of notice from the appraisers of the fair market value for the Extended Term. If Tenant does not exercise its election within the 10-day period, the term of this Lease shall be extended as provided in this paragraph.

Tenant shall have no other right to extend the term beyond the Extended Term.

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.



LANDLORD:                              TENANT:



DOUGLAS EMMETT JOINT VENTURE, a        THE FOUNTAIN VIEW MANAGEMENT
California general partnership         GROUP, a California corporation

By:   DOUGLAS, EMMETT & COMPANY,       By:    /s/ Signature appears here
      its agent                               ----------------------------
                                              Its:
By:   /s/ Kenneth M Panzer             By:    President
      ----------------------------            ----------------------------
      Kenneth M. Panzer                       Its:

Dated:  3.30.95                        Dated: March 30, 95
      ----------------------------            ----------------------------

                     [DIAGRAM OF SIXTH FLOOR APPEARS HERE]


                                   6th Floor
                                   Suite 680


          Rentable Area of Premises:  5,877 approximate square feet
          Useable Area of Premises:   5,110 approximate square feet
                        (See Section 1.2 of the Lease.)

                            Exhibit A - Suite Plan

                                   EXHIBIT B
                             CONSTRUCTION AGREEMENT

                      CONSTRUCTION PERFORMED BY LANDLORD


   1. Landlord, through its general contractor, shall provide Tenant with a turnkey build out pursuant to a mutually agreeable space plan and Landlord's approval of final construction costs. Landlord's contractor shall furnish and install within the Premises those items of general construction, (the "Improvements"), shown on the final Plans and Specifications approved by Landlord and Tenant pursuant to the Schedule of Approvals below, in compliance with all applicable codes and regulations.

  2.  (a)   Prior to commencing any such work for Tenant's account, Landlord shall approve a written statement of the final construction costs for the Improvements, including contractor's overhead and profit and all fees, and also including a Landlord Administration Fee of seven and one-half percent (7.5%). In the event Landlord does not approve the final construction costs, then Landlord and Tenant shall use their best efforts to come to agreement on the final construction costs. If, however, Landlord and Tenant unable to agree. on the final construction costs, then this Lease shall terminate upon written notice from Landlord to Tenant with no liability to either party.

      (b) After Landlord has approved the final construction costs, Landlord shall bear the costs of the Improvements for space planning, engineering, contracting, labor and material, and permits.

  3.  (a)   Tenant, through Landlord's architect or space planner, shall furnish all architectural and engineering specifications required for the construction of the Improvements. Tenant shall provide instructions to Landlord's architect or space planner to complete the Plans and Specifications in accordance with the Schedule of Approvals set forth in Paragraphs below.

      (b) All Plans and Specifications referred to herein are subject to Landlord's approval, which Landlord agrees shall not be unreasonably withheld.

  4.  (a)   Any work not shown in the final approved construction Plans and
Specifications or included in the Improvements such as, but not limited to, telephone service, or furnishings, which are beyond the scope of work as defined in the final approved Plans and Specifications, shall be performed at Tenant's sole cost and expense. Furthermore, such work shall be subject to Landlord's policies and schedules of Landlord's contractor and shall be conducted in such a way as to not unreasonably hinder or delay the work of Improvements.

     (b) Should Tenant perform such work, Tenant's suppliers and contractors shall be approved by Landlord prior to the commencement of their work and shall be subject to Landlord's administrative control and supervision. Landlord shall give reasonable access to suppliers and contractors so as to achieve timely completion and occupancy.

     (c) Tenant shall bear the cost of the Improvements in excess of the final approved Plans and Specifications, such funds having previously been deposited with Landlord as follows. Tenant agrees to pay Landlord within five (5) working clays after being presented with a cost estimate of such work to be performed which is beyond the final approved Plans and Specifications. Within thirty (30) business days following payment of the final billing of Landlord's contractor any difference between the actual cost and the original cost estimate will be settled. Excess funds deposited by Tenant will be promptly returned or any shortfall in the amount due to Landlord will be promptly paid by Tenant within that period with a ten percent (10%) retention being held until Tenant is reasonably satisfied.

   5. Tenant shall use its best efforts subject to events beyond its control to maintain the following Schedule of Approvals for the provision of information, in order to meet Landlord's completion date.

Event                                  Time
-----                                  ----

(a)  Tenant meets with Landlord's      3 business days from Tenant's receipt of
     space planner.                    executed Lease by Landlord.

(b)  Deadline for space plan           3 business days after receipt from
     approval.                         Landlord's space planner.

(c)  Deadline for notifying Landlord   5 business days after space plan approval
     of Tenant selection of finishes   date.
     and material other than
     building standard specifications.

(d)  Approval by Tenant of final       5 business days after Tenant's receipt of
     Plans and Specifications          Plans and Specifications from Landlord.

(e)  Deadline for Tenant's approval    5 business days after Tenant's receipt
     of Landlord's cost estimate        of cost estimate of Landlord.
     of Improvements.


  6. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Building or with respect to the suitability of either for the conduct of Tenant's business except that the Building is suitable for general office purposes. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in good, sanitary order, condition and repair; provided, however, that nothing herein shall modify Landlord's obligation to fully complete the Building and Premises in accordance with the Lease and to correct any construction defects of which Landlord is notified in writing within one (1) year following the Term Commencement Date, or such longer period as may be covered by warranties obtained by Tenant from contractor or subcontractor.

  7. Landlord's contractor, at the contractor's sole cost and expense, shall obtain and maintain public liability and workmen's compensation insurance adequate to fully protect Tenant as well as Landlord from and against any and all liability for death or injury to persons or damage to property caused in or about or by reason of the construction of any work which is Landlord's obligation hereunder. Tenant agrees at Tenant's expense to obtain and maintain public liability and workmen's compensation insurance adequate to fully protect Landlord as well as Tenant from and against any and all liability for death or injury to persons or damage to property caused in or about or by reason of the construction of any work which is Tenant's obligation and beyond the scope of Landlord's work.

LANDLORD:                              TENANT:
DOUGLAS EMMETT JOINT VENTURE, a        THE FOUNTAIN VIEW MANAGEMENT
California general partnership         GROUP, a California corporation

By:    DOUGLAS, EMMETT & COMPANY,      By:    [SIGNATURE APPEARS HERE]
       its agent                              ------------------------
                                              Its:

By:    /s/ Kenneth M Panzer            By:    President
       --------------------------             ------------------------
       Kenneth M. Panzer                      Its:

Dated: 3-30-95                         Dated: March 30, 1995
       --------------------------             ------------------------

                                   EXHIBIT C

                             RULES AND REGULATIONS

1. The sidewalks, entrances, lobby, garage, elevators, stairways, and public corridors shall be used only as a means of ingress and egress and shall remain unobstructed at all times. The entrance and exit doors of all suites are to be kept closed at all times except as required for orderly passage to and from a suite. Loitering in any part of the Building or obstruction of any means of ingress or egress shall not be permitted. Doors and windows shall not be covered or obstructed. No TENANT and no employees or invitee of any tenant shall go up on the roof of the Building except such roof or portion thereof as may be contiguous to the premises or a particular tenant and is designated in writing by Landlord as a roof-deck or roof-garden area.

2. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damaging result from the violation of this rule shall be borne by the TENANT who, or whose employees or invitees, shall have caused it. Walls, floors and ceilings shall not be defaced in any way and no one shall be permitted to mark, drive nail, screw or drill into, paint, or in any way mar any building surface, except that pictures, certificates, licenses, and similar items normally used in TENANT'S business may be carefully attached to the walls by TENANT in a manner to be prescribed by LANDLORD. Upon removal of such items by LANDLORD, any damage to the walls or other surfaces except minor nail holes shall be repaired by TENANT. TENANT shall not be responsible for any damage resulting from normal wear and tear, or for any damage previously agreed upon in writing.

3. No awning, shade, sign, advertisement or notice shall be inscribed, painted or affixed on or to any part of the outside or inside of the Building. Drapes may be installed by tenants provided they are of such color, material, and construction and installation as may be prescribed by LANDLORD. All tenant identification on public corridor doors will be installed by LANDLORD for Tenant, but the cost shall be paid by TENANT. No lettering or signs other than the name of the TENANT will be permitted on public corridor doors, with the size and type of letters to be prescribed by LANDLORD. There shall be no solicitation of any of the other tenants of the Building. The Directory of the Building will be provided exclusively for the display of the name and location of TENANT only, and LANDLORD reserves the right to exclude all other names therefrom and to make a charge for each and every name which TENANT may desire to be placed upon such Directory and to which LANDLORD may consent. All requests for listing of tenants on Directory of the Building must be submitted to the Office of the Building in writing. LANDLORD reserves the right to approve or disapprove all listing requests.


4. Electric wiring of every kind and telephone outlets shall be installed in a manner as will be prescribed by LANDLORD. The location of convenience outlets, electric light outlets and telephone outlets shall be approved by LANDLORD, but the cost of installation thereof shall be borne by TENANT.


5. The weight, size and position of all safes and other unusually heavy objects used or placed in the Building shall be prescribed by LANDLORD, and shall in all cases stand on metal plates of such size as shall be prescribed by LANDLORD. LANDLORD will not be responsible for loss or damage to any such property from any cause. The repair of any damage done to the Building or property therein by putting or taking out or maintaining such safes or other unusually heavy objects shall be paid for by TENANT.

6. The carrying in or out of freight, furniture or bulky material of any description must take place during such hours as LANDLORD may from time to time reasonably determine. The installation and moving of such freight, furniture or bulky material shall be made upon previous notice to the superintendent or Office of the Building and the persons employed by the TENANT for such work must be reasonably acceptable to LANDLORD. TENANT may, subject to the provisions of the immediate preceding sentence, move freight, furniture, bulky matter and other material in or out of the premises on Saturdays between the hours of 8:00 A.M. and 6:00 P.M.

provided Tenant pays the additional costs, if any, incurred by LANDLORD for elevator operators, security guards and other expenses arising by reason of such move by TENANT.

7. No TENANT shall use or keep in the Premises or the Building any kerosene, gasoline of flammable or combustible fluid or material other than limited quantities thereof reasonably necessary for the operation or maintenance of office equipment. No improper noises, vibrations, or odors will be permitted in the Building nor shall any persons be permitted to interfere in any way with tenants or those having business with them. No person will be permitted to bring or keep within the Building any animal, bird or bicycle. Each TENANT shall store its trash and garbage within its Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the City of Los Angeles without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entry ways and elevators provided for such purposes and at such times as LANDLORD shall designate. No person shall be employed by TENANT to do janitor work in any part of said Building without the written consent of LANDLORD. LANDLORD reserves the right to exclude or expel from the Building any person who in the judgment of LANDLORD is intoxicated or under the influence of liquor or drugs or who shall, in any manner, do any act in violation of the Rules and Regulations of said Building.

8. The storage of goods, wares, or merchandise on the Premises will not be permitted except in areas specifically designated by LANDLORD for storage. No auction, public or private, will be permitted in the Premises. Articles of unusual size or weight are not permitted in the Building, unless permitted by LANDLORD in writing.

9. The requirements of TENANT will be attended to only upon application at the Office of the Building. LANDLORD's employees shall not perform any work or do anything outside of their regular duties unless under special instruction from the Office of the Building, and no such employee shall admit any person (TENANT or otherwise) to any office without specific instructions from the Office of the Building.

10. LANDLORD will furnish each TENANT with two keys to each door lock in the Premises. LANDLORD may make a reasonable charge for these and any additional keys. No TENANT shall have keys made, No TENANT shall alter any lock or install a new or additional lock or bolts on any door of its Premises without the prior written consent of LANDLORD. TENANT shall in each case furnish LANDLORD with a key for any such lock. Each TENANT upon the termination of its tenancy, shall deliver to LANDLORD all keys to doors in the Building which shall have been furnished to TENANT.

11. All construction or maintenance work of any kind done in TENANT'S suite may only be performed by contractors approved by LANDLORD, in writing, prior to commencement of work. LANDLORD agrees not to unreasonably withhold its consent.

12. The cost of repairing any damage of any kind caused by any TENANT, its employees, guests, agents or invitees whether by negligence, carelessness or for any other reason shall be paid for by TENANT.

13. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited and each TENANT shall cooperate to prevent the same.

14. Except with the prior written consent of LANDLORD, no TENANT shall sell, or permit the sale at retail of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises nor shall any TENANT carry on or permit or allow any employee or other person to carry on the business of stenography, typewriting or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises of any TENANT be used for manufacturing of any kind, or any business or activity other than that specifically provided for in such TENANT'S Lease.

15. LANDLORD shall have the right, exercisable without notice and without liability to any TENANT, to change the name and street address of the Building.

16. No TENANT shall obtain for use in the Premises, ice, drinking water, food, beverage, towel or other similar services except at such reasonable hours and under such reasonable regulations as may be fixed by LANDLORD.

17. No TENANT shall install any radio or television antenna, loudspeaker or other device on the roof or the exterior walls of the Building. No awnings, air conditioning units or other projections shall be attached to the outside walls or windowsills of the Building or otherwise project from the Building, without the prior written consent of LANDLORD.

18. LANDLORD shall furnish heating and air conditioning during normal business hours which are defined as 7:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturday, holidays excepted.

19. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building. LANDLORD reserves the right to change or rescind any one or more of these Rules and Regulations or to make such other and further reasonable Rules amid Regulations as in LANDLORD'S judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. LANDLORD shall not be responsible to TENANT herein or to any other person for the non-observance or violation of the Rules and Regulations and to have agreed to abide by them as a condition to TENANT'S occupancy of the space herein leased.

LANDLORD:                              TENANT:

DOUGLAS EMMETT JOINT VENTURE, a        THE FOUNTAIN VIEW MANAGEMENT
California general partnership         GROUP, a California Co

By:    DOUGLAS, EMMETT & COMPANY,      By:    /s/ Signature appears here
       its agent                              --------------------------
                                              Its:

By:    /s/ Kenneth M. Panzer           By:    President
       --------------------------             --------------------------
       Kenneth M. Panzer

Dated: 3-30-95                         Dated: March 30, 1995
       --------------------------             --------------------------


                                       3